OppenheimerFunds, Inc.
                                               2 World Trade Center
                                             New York, New York 10048

                                                 December 3, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:      Oppenheimer Senior Floating Rate Fund
                  Reg. No. 333-82579
                  Sec File No. 811-09373

To the Securities and Exchange Commission:

         On behalf of Oppenheimer Senior Floating Rate Fund (the "Fund") and pursuant to Rule 486 under the Securities Act of 1933, as amended, and in connection with the Fund's Registration Statement on Form N-2 under the Securities Act of 1933 which also constitutes Amendment No. 1 to the Fund's Registration Statement under the Investment Company Act of 1940, as amended, the undersigned counsel, who prepared such Registration Statement, hereby represents to the Commission that such Registration Statement does not contain any disclosures that would render it ineligible to become effective pursuant to paragraph (b) of Rule 486.


                                  Very truly yours,


                                 /s/ Robert G. Zack
                                 Robert G. Zack
                                 Senior Vice President and
                                 Associate General Counsel